Registration No. 333-153242

As filed with the Securities and Exchange Commission on September 2, 2008

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLAR ENERGY TOWERS, INC.
(Name of small business issuer in its charter)

Washington (State or Other Jurisdiction of Incorporation or Organization)	4911 (Primary Standard Industrial Classification Number)	26-3244086 (IRS Employer Identification Number)

520 Pike Street, Suite 985
Seattle, Washington 98101
(206) 407-3187

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Ryan Gibson
President and Chief Executive Officer
Solar Energy Towers, Inc.
520 Pike Street, Suite 985
Seattle, Washington 98101
Telephone No.: (206) 407-3187
(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
4216 NE 70th Street
Seattle, Washington 98115
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	1,000,000	$0.06	$60,000	$2.36

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

DATED SEPTEMBER 2, 2008

 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated September 2, 2008

SOLAR ENERGY TOWERS, INC.

1,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Solar Energy Towers, Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 1,000,000 shares of common stock at a price of $.06 per share. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our President and Chief Executive Officer, Ryan Gibson, will attempt to sell the shares. This Prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Gibson will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.06 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of director for an additional 90 days. The offering will end on __________, 200__ (date to be inserted in a subsequent amendment).

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.06	Not Applicable	$60,000

Solar Energy Towers, Inc. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Solar Energy Towers, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 12 BEFORE BUYING ANY SHARES OF SOLAR ENERGY TOWER, INC.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2008

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	14
DESCRIPTION OF BUSINESS	17
FACILITIES	19
EMPLOYEES AND EMPLOYMENT AGREEMENTS	19
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	20
EXECUTIVE COMPENSATION	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
DESCRIPTION OF SECURITIES	24
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26
LEGAL MATTERS AND INTERESTS OF NAMED EXPERTS AND COUNSEL	26
EXPERTS	26
AVAILABLE INFORMATION	26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	27
INDEX TO THE FINANCIAL STATEMENTS	F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “SOLAR ENERGY TOWERS” REFERS TO SOLAR ENERGY TOWERS, INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

SOLAR ENERGY TOWERS, INC.

We are a development stage company engaged in the design, construction, ownership and operation of power plants. Solar Energy Towers, Inc. was incorporated in the State of Washington on June 2, 2008. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). We are a development stage company with no revenues or operating history. The principal executive offices are located at 520 Pike Street, Suite 985, Seattle, Washington 98101. The phone number is (206) 407-3187.

We received our initial funding of $101 through the sale of common stock and Series A Preferred Stock to our officers and directors who purchased 10,000,000 shares of common stock at $.00001 per share on July 23, 2008, and 100,000 shares of our Series A Preferred Stock at $.00001 per share on July 23, 2008. From inception until the date of this filing, we have had no operating activities. Our financial statements from inception (June 2, 2008) through July 31, 2008 report no revenues and a net loss of $0.00. Our independent registered public accountant has issued an audit opinion for Solar Energy Towers which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Solar Energy Towers, Inc. is focused primarily on developing, building, owning and operating power generation plants which employ energy tower technology. “Energy tower technology” refers to the process by which the power generation plants can convert hot air into energy by a method of evaporative cooling. Our primary business objective is to become a significant independent power producer in countries where climatic and hydrological conditions are suited for energy tower technology power generation. These ideal geographical locations where Solar Energy Towers intends to manufacture and operate their plants are those areas characterized as hot, dry, arid desert and semi-desert climates which are located near seawater. The most significant product produced from energy tower technology will be electricity.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into commercial operation of an energy tower power plant. We are presently in the development stage of our business and we can provide no assurance that we will successfully design, construct, own and or operate an energy tower.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	Solar Energy Towers, Inc.

Securities Being Offered:	1,000,000 shares of common stock

Price Per Share:	$0.06

Duration of the Offering:	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Net Proceeds:	$60,000

Securities Issued and Outstanding:	10,000,000 shares of common stock and 100,000 shares of Series A Preferred Stock are issued and outstanding as of the date of this prospectus.

Registration Costs:	We estimate our total offering registration costs to be $2,202.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management’s Plan of Operation, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of March 31, 2008
Total Assets	$101
Total Liabilities	$0.00
Shareholder’s Equity	$101

Operating Data	June 2, 2008 (inception) through July 31, 2008
Revenue	$0.00
Net Loss	$0.00
Net Loss Per Share	$0.00

As shown in the financial statements accompanying this prospectus, Solar Energy Towers has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on June 2, 2008 and to date have been involved primarily in organizational activities related to obtaining financing for the Company. We have not yet commenced operations on the design, construction, ownership or operation of an energy tower power plant. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new independent power companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to design and construction, and additional costs and expenses that may exceed current estimates. Prior to completion of our construction of an energy tower power plant, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if production of electricity is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to begin or complete our intended operations to design and construct our first energy tower power plant. We will need the funds from this offering to commence activities to begin seeking financing of our business plan. As of August 27, 2008, we had cash in the amount of $101 and liabilities of $0.00. We currently do not have any operations and we have no income.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to enter into a power purchase agreement with a utility company. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See “Description of Business.”

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $0.00 for the period from our inception on June 2, 2008 to July 31, 2008, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the design, construction and operation of energy tower power plants. These factors raise substantial doubt that we will be able to continue as a going concern. Chang G. Park, CPA, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Solar Energy Towers is suitable.

BECAUSE OF THE UNIQUE DIFFICULTIES AND UNCERTAINTIES INHERENT IN POWER PLANT VENTURES, WE FACE A HIGH RISK OF BUSINESS FAILURE.

You should be aware of the difficulties normally encountered by new power plant companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the design, construction and operation that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to design and construction, and additional costs and expenses that may exceed current estimates. The energy tower technology is not proven to generate electricity and, therefore, any program conducted on the energy tower technology would be developmental in nature. There is no certainty that any expenditures made in the development of the energy tower technology will result in the generation of any commercial quantities of electricity. Most development projects do not result in the production of commercially viable generation of electricity. Problems such as unusual or unexpected design and construction problems and delays are common to power plant design and construction activities and often result in unsuccessful development efforts. If the results of our development program do not generate viable quantities of commercial electricity, we may decide to abandon our development program. Our ability to continue development will be dependent upon our possessing adequate capital resources when needed. If no funding is available, we may be forced to abandon our operations.

WE HAVE NO DEVELOPED TECHNOLOGY AND IF WE CANNOT DEVELOP ANY, WE MAY HAVE TO CEASE OPERATIONS.

We have no developed technology. If we do not develop any energy tower technology or if we cannot complete the design, construction and/or operation of an energy tower power plant, either because we do not have the money to do so or because it is not economically feasible to do so, we may have to cease operations and you may lose your investment. Power plant construction is highly speculative. It involves many risks and is often non-productive. Even if we are able to develop energy tower technology, our production capability will be subject to further risks including:

•
The costs of bringing the energy towers technology we develop into production including development work, preparation of production feasibility studies, and construction of power plant facilities, all of which we have not budgeted for;

•	The availability and costs of financing;

•	The ongoing costs of operation; and

•	Risks related to environmental compliance regulations and restraints.

The marketability of any electricity generated may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, and other factors such as government regulations, including regulations relating to allowable production, the importing and exporting of electricity, and environmental protection.

Given the above noted risks, the chances of our designing, constructing and operating a commercially viable energy tower power plant are remote and funds expended on development will likely be lost.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN POWER PLANT CONSTRUCTION AND OPERATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The construction and operation of power plants involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, explosions and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no insurance to cover against these hazards. The payment of such liabilities may result in our inability to complete our planned development program and/or obtain additional financing to fund our development program.

AS WE UNDERTAKE DEVELOPMENT OF OUR POWER PLANT CONSTRUCTION ACTIVITIES, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR DEVELOPMENT PROGRAM.

There are governmental regulations in most countries that materially regulate the construction and operation of power plants. We will be subject to the laws of each jurisdiction in which we carry out our operations. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

•	Water discharge will have to meet discharge standards;
•	Dust generation will have to be minimal or otherwise re-mediated;
•	Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;
•	An assessment of all material to be left on the surface will need to be environmentally benign;
•	Ground water will have to be monitored for any potential contaminants;
•	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be remediated; and
•	There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our development program. The amount of these costs is not known at this time as we do not know the extent of the development program that will be undertaken beyond completion of the recommended work program. If regulatory costs exceed our cash reserves we may be unable to complete our development program and have to abandon our operations.

BECAUSE OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER DOES NOT HAVE ANY FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF POWER PLANT DESIGN, CONSTRUCTION AND OPERATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our President and Chief Executive Officer is Ryan Gibson. Mr. Gibson has no formal training as an engineer or in the technical aspects of management of a power plant company. His prior business experiences have primarily been software sales and in the mineral exploration business. With no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working within this industry. Our management’s decisions and choices may not take into account standard engineering or managerial approaches power plant companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

IF WE DESIGN AN ENERGY TOWER POWER PLANT, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY CONSTRUCT A PLANT THAT COMMERCIALLY PRODUCES ELECTRICITY.

If our development program is successful in designing an energy tower power plant, we will require additional funds in order to construct an energy towers power plant that commercially produces electricity. Obtaining additional financing would be subject to a number of factors, including the market price for the electricity, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds is through the sale of equity capital. Any sale of share capital will result in dilution to existing stockholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose any investment you make in this offering.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ELECTRICITY WE MAY GENERATE FROM AN ENERGY TOWER POWER PLANT, IF WE EVER CONSTRUCT AND OPERATE ONE, MAY BE SLOWED, RESULTING IN REDUCED REVENUES TO THE COMPANY.

Our success will be dependent on the growth of demand for electricity. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

BECAUSE OUR CURRENT PRESIDENT AND CHIEF EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Ryan Gibson, President and Chief Executive Officer, currently devotes approximately 15 hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on his from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Solar Energy Towers and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost of $.00001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholders (10,000,000 shares of common stock and 100,000 shares of Series A Preferred Stock) will be increased by $.0054045 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction) in the net tangible book value per share from the offering price of $.06 per share of $0.0545855 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.0054145 per share, reflecting an immediate reduction in the $.06 per share they paid for their shares.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan estimates the payment of approximately $2,202 in costs related to this registration statement. Robert O’Leary, one of our directors, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

ROBERT O’LEARY, A DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 60% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK AND 67% OF THE OUTSTANDING SHARES OF OUR SERIES A PREFERRED STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL OWN 54.5% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK AND 67% OF THE OUTSTANDING SHARES OF OUR SERIES A PREFERRED STOCK. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the amount of Mr. O’Leary’s share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all stockholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the Securities Act of 1933, as amended, which will restrict his ability to sell his shares.

SINCE ROBERT O’LEARY, OUR CHAIRMAN OF THE BOARD OF DIRECTORS, CURRENTLY OWNS A MAJORITY OF BOTH THE OUTSTANDING COMMON STOCK AND SERIES A PREFERRED STOCK, INVESTORS MAY FIND THAT MR. O’LEARY’S DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company’s Chairman of the Board of Directors holds 60% of the outstanding shares of common stock and will own over 54.5% after this offering is completed. Additionally, Mr. O’Leary holds 67% of the outstanding shares of Series A Preferred Stock. As a result, will have control of the Company and be able to choose all of our directors. His interests may differ from those of the other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his belief regarding what terms and conditions of a significant business transaction are in the best interests of the Company and its shareholders.

THE COMPANY’S BOARD OF DIRECTORS COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 100,000,000 AUTHORIZED SHARES OF COMMON STOCK AND 25,000,000 AUTHORIZED SHARES OF PREFERRED STOCK, DILUTING THE CURRENT SHAREHOLDERS’ EQUITY

The Company has 300,000,000 authorized shares of common stock, of which only 10,000,000 are currently issued and outstanding and only 11,000,000 will be issued and outstanding after this offering terminates. Additionally, the Company has 25,000,000 authorized shares of preferred stock, of which only 100,000 are currently issued and outstanding designated as Series A Preferred Stock and only 100,000 will be issued and outstanding after this offering terminates. The Company’s Board of Directors could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this offering will be $60,000. The proceeds are expected to be disbursed, in the priority set forth in the table below, during the first twelve (12) months after the successful completion of the offering, assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company:

USE OF PROCEEDS	If 25% of Shares Sold ($15,000)	If 50% of Shares Sold ($30,000)	If 75% of Shares Sold ($45,000)	If 100% of Shares Sold ($60,000)

OPERATIONAL EXPENSES
Legal & Accounting	$1,500	$1,500	$1,500	$1,500
Printing	$500	$500	$500	$500
Transfer Agent	$1,500	$1,500	$1,500	$1,500
Business trip expenses:	$5,200	$12,500	$17,500	$21,300
Logo development:	$0	$2,000	$2,000	$3,000
Website development:	$1,750	$5,000	$5,000	$5,000
Presentation Materials, Office Supplies and Telephone	$4,550	$7,000	$6,800	$7,200
Engineering Consulting	$0	$0	$10,200	$20,000
TOTALS	$15,000	$30,000.00	$45,000.00	$60,000.00

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Robert O’Leary, our Chairman of the Board of Directors and majority holder of both our common stock and Series A Preferred Stock, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of July 31, 2008, the net tangible book value of our shares was $101 or $.00001 per share, based upon 10,000,000 shares of common stock outstanding and 100,000 shares of Series A Preferred Stock outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $60,000, the net tangible book value of the 11,100,000 shares to be outstanding will be $60,101, or approximately $.0054145 per share. Accordingly, the net tangible book value of the shares held by our existing stockholders (10,100,000 shares) will be increased by $.0054045 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction) in the net tangible book value per share from the offering price of $ .06 (per share) of $.0545855 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.0054145 per share, reflecting an immediate reduction in the $.06 price per share they paid for their shares. After completion of the offering, the existing stockholders will own 90.99% of the total number of shares then outstanding, for which they will have made an investment of $101 or $.00001 per share. Upon completion of the offering, the purchasers of these shares offered hereby will own 9.11% of the total number of shares then outstanding, for which they will have made a cash investment of $60,000, or $.06 per share.

The following table illustrates the per share dilution to the new investors:

Public Offering Price Per Share	$.06
Net Tangible Book Value Prior to this Offering	$.00001
Net Tangible Book Value After Offering	$.00541
Immediate Dilution per Share to New Investors	$.05458

The following table summarizes the number and percentages of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

	Price Per Share	Total Number of Shares Held		Percent of Ownership	Consideration Paid
Existing Stockholders	$.00001	10,100,000	(1)	90.99%	$101

Investors in this offering	$.06	1,000,000		9.11%	$60,000

(1)	Includes 100,000 shares of Series A Preferred Stock convertible on a one-for-one basis into shares of common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

Our cash balance is $101 as of July 31, 2008. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Robert O’Leary, our Chairman of the Board of Directors and the majority holder of both our common stock and Series A Preferred Stock, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. O’Leary, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering and substantial additional funding. We are a development stage company and have generated no revenue to date. We have sold $101 in equity securities to pay for our minimum level of operations.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin selling electricity. There is no assurance we will ever reach that stage.

Our plan of operation is divided into four phases, as follows: (I) retain, on a consulting basis, engineers to conduct technical and economic feasibility studies of sites for construction of the first energy tower power plant, (II) negotiate and enter into a power purchase agreement with a utility company, (III) retain, on a consulting basis, engineers to design the first energy tower power plant and request for proposals from subcontractors and equipment manufacturers for the construction of the first energy tower power plant, and (IV) construct a full-scale energy towers power plant. We have begun discussions with an engineering firm to engage in technical and economic feasibility studies but have not yet commenced any other operations or activities.

Our plan of operation for the twelve months following the date of this prospectus is to (i) complete Phase I of our program, which is to conduct technical and economic feasibility studies of sites for construction of the first energy tower power plant, and (ii) begin Phase II of our program, which is to negotiate and enter into a power purchase agreement with a utility company (with the final power purchase agreement to be executed in September 2009). In addition to the $8,500,000 we anticipate spending for Phase I and II for the development program as outlined below, we anticipate spending an additional $60,000 on professional and administrative fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and arranging financing for Phase I and II of our development program. Total expenditures over the next 12 months are therefore expected to be approximately $6,560,000, $60,000 of which is the amount to be raised in this offering. If we experience a shortage of funds prior to funding during the next 12 months, we may utilize funds from Robert O’Leary, our Chairman of the Board of Directors, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed.

If we are successful in raising the funds from this offering, we plan to commence activities to raise the $6,000,000 funds required for Phase I of the development program in summer 2008. We expect this phase to take 30-90 days to complete and an additional 9 to 11 months for engineers to conduct technical and economic feasibility studies of sites for construction of the first energy tower power plant. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase I of the development program. We plan to raise the additional funding for Phase I by way of a private debt or equity financing, but have not commenced any activities to raise such funds.

The above program costs are management’s estimates and the actual project costs may exceed our estimates. To date, we have not commenced with any activities or operations of any phase of our development program.

Following Phase I of the development program, if it proves successful, in that engineers successfully conduct technical and economic feasibility studies of sites for construction of the first energy tower power plant, we intend to, subject to financing, proceed with Phase II of our development program, Phase II is to negotiate and enter into a power purchase agreement with a utility company. The estimated cost of Phase II is $2,500,000 and is anticipated take approximately 7 months to complete. As with Phase I, we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase II of our development program. We plan to raise the additional funding for Phase II by way of a private debt or equity financing, but have not commenced any activities to raise such funds.

Following Phase II of the development program, if it proves successful, in that we successfully negotiate and enter into a power purchase agreement with a utility company, we intend to proceed with Phase III of our development program if we are able to raise the funds necessary. Phase III is to make the final design of the first energy tower power plant and request proposals from subcontractors and equipment manufacturers for the construction of the first energy tower power plant. The estimated cost of Phase III is $6,500,000 and is estimated to take approximately 6 months to complete. As with Phases I and II, we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase III of the development program, and we have no current plans on how to raise the additional funding.

We anticipate commencing Phase II of our development program in February 2009, depending on whether Phase I program proves successful in establishing the technical and economic feasibility studies of sites for construction of the first energy tower power plant. Subject to financing, we anticipate commencing Phase III of our development program in 2009, depending on whether Phase II program proves successful in negotiating and entering into a power purchase agreement with a utility company. As with Phases I and II, we will require additional funding to proceed with Phase III, we have no current plans on how to raise the additional funding, though we believe that if we must first successfully negotiate and enter into a power purchase agreement with a utility company, as planned for Phase III, in order to successfully commence financing activities for Phase IV, which is the construction of the first full-scale energy towers power plant.

We estimate Phase IV to take 2 to 4 years to complete, subject to financing, and to cost between $300,000,000 and $1.5 billion to complete. As with Phases I, II, and III, we will require additional funding to proceed with Phase IV, we have no current plans on how to raise the additional funding.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must raise substantial funds to (i) retain, on a consulting basis, engineers to conduct technical and economic feasibility studies of sites for construction of the first energy tower power plant, (ii) negotiate and enter into a power purchase agreement with a utility company, (iii) retain, on a consulting basis, engineers to design the first energy tower power plant and request for proposals from subcontractors and equipment manufacturers for the construction of the first energy tower power plant, and (iv) construct and energy towers power plant. We are seeking funding from this offering to provide the capital required legal and accounting services and for administrative expenses related to operations while arranging for financing for Phase I of our business plan. We believe that the funds from this offering will allow us to operate for three months.

We have no assurance that future financing will materialize. If that financing is not available to use for the first phase of our development program we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

Robert O’Leary, our Chairman of the Board of Directors and holder of a majority or both of our common stock and Series A Preferred Stock, has agreed to advance funds as needed until the offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We have not carried out any work on any phase of our development plan and have incurred no development costs.

We received our initial funding of $101 through the sale of common stock and Series A Preferred Stock to our officers and directors who purchased 10,000,000 shares of common stock at $.00001 per share on July 23, 2008, and 100,000 shares of our Series A Preferred Stock at $.00001 per share on July 23, 2008. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (June 2, 2008) through July 31, 2008 report no revenues and a no net loss.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

Solar Energy Towers accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash and certain investments.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

Solar Energy Towers, Inc. was incorporated on June 2, 2008 under the laws of the State of Washington. We are engaged in the business of designing, constructing, owning and operating energy towers power plants.

Ryan Gibson has served as President and Chief Executive Officer of our company from June 23, 2008 to the current date. No other person other than Mr. Gibson has acted as a promoter of Solar Energy Towers, Inc. since our inception. Other than Mr. Gibson’s purchase of 1,000,000 shares of our common stock on June 23, 2008, Mr. Gibson has not entered into any agreement with us in which he is to receive from us or provide to us anything of value. Mr. Gibson purchased the 1,000,000 shares of our common stock at a price of $.00001 per share for a total of $10.

IN GENERAL

We are a development stage company engaged in the development, construction, ownership and operation power generation plants which employ energy tower technology.

“Energy tower technology” refers to the process by which the power generation plants can convert hot air into energy by a method of evaporative cooling. Our primary business objective is to become a significant independent power producer in countries where climatic and hydrological conditions are suited for energy tower technology power generation. These ideal geographical locations where we intend to construct and operate energy tower power plants are those areas characterized as hot, dry, arid desert and semi-desert climates which are located near seawater. The most significant product produced from energy tower power plants will be electricity.

We have not earned any revenues to date. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is the likelihood that we may never be able to design, construct, own and or operate an energy tower power plant that produces commercially viable quantities of electricity. We are presently in the development stage of our business and we can provide no assurance that we will be able to design, construct, own and or operate an energy tower power plant or that any commercially viable quantities of electricity can be produced based on the energy tower technology. Further development and experimentation is required before a final determination can be made as to whether an energy tower power plant that we would construct would produce commercially viable quantities of electricity. If our energy tower power plant cannot produce commercially viable quantities of electricity, all funds that we spend on development will be lost.

DEVELOPMENT OF THE ENERGY TOWERS TECHNOLOGY

We intend to research and develop our own energy tower technology and construct a pilot power plant. In order to maximize benefits available to us through energy tower technology, we intend to explore the commercialization of power generating plants through consultation with professionals in both the engineering and construction fields. Building on energy tower technology originally patented in 1975 by Dr. Philip Carlson, a U.S. physicist, the energy tower pilot power plant will be designed to generate energy by spraying and cooling hot air as it enters the energy tower from the atmosphere. This evaporative cooling process results in dense cool air falling at a high velocity down the length of the energy tower, which in turn spins turbines generating energy. This method of creating energy may also desalinate large volumes of salt/brackish water by adding a reverse osmosis process. Salt water or brackish water used in the evaporative cooling process can either be returned to the original seawater source or used for other purposes. Since the location of any given energy tower will be in geographical areas most suitable for their construction, the operation can proceed continually throughout any given year except for seasonal differences in the amount of energy capable of being produced. Currently there are no means of long-term energy storage to level out the seasonal difference.

Electrical output, the most significant product that is generated from an energy tower, is intended to be sold to electric utilities in respective nations under either long-term power purchase contracts or through joint venture or sublicense arrangements. Specifically, we will seek to enter into joint venture arrangements with either national or other host utility companies whereby such entities will help to provide for land, licensing and permitting assistance and other local perquisites required prior to constructing and operating an Energy Tower plant. We anticipate the market for energy towers to possibly demand the construction of several plants within each of the 40 or more candidate countries that have been identified as suitable to energy tower technology. Even if one or more of the countries identified elected not to enter into arrangements with us, we believe that the construction of one full-scale energy tower in any of the 40 countries would justify the total costs of development. Factors that may affect the construction include, among other things, the availability of adequate financing, the availability of building materials, the ability of a construction company to complete construction on schedule and within budget, the capacity of local power grids, the distance from the site of the energy tower to the seawater or brackish water source, the availability of permits and licenses to commence and complete construction and other factors associated with large-scale construction.

DEVELOPMENT PROGRAM AND ESTIMATED COST

Phase	Development Program	Cost	Status

Phase I	Technical and economic feasibility studies of sites for construction of first energy tower power plant.	$6,000,000	Expected to be completed in February 2009 (dependent on consulting engineer’s schedule)

Phase II	Negotiate and enter into power purchase agreement with a utility company.	$2,500,000	Expected to be completed in September 2009

Phase III	Final design and request for proposals from subcontractors and equipment manufacturers.	$6,500,000	Expected to be completed by Spring 2010

Phase IV	Construction of full-scale energy towers power plant.	$300,000,000 to $1.5 Billion (1)	Expected to be completed between 2012 and 2014.

(1)	Depending on terms and conditions of power purchase agreement.

COMPETITION

We are a development stage company. We do not compete directly with anyone for the design, construction, ownership and/or operation of an energy tower power plant. Readily available markets exist in the U.S. and around the world for the sale of electricity. Therefore, we will likely be able to sell any electricity that we are able to produce.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as concrete, and certain equipment such as cranes and excavators that we will need to conduct construction. We have not yet attempted to locate or negotiate with any suppliers or products, equipment or services and will not do so until funds are able to be raised from future offerings. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our development plans until we are able to do so.

We compete with other power companies for financing and for the engineering and construction services of new power plants. All of the power companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on the development of their own energy tower technology and the design, construction, ownership and/or operation of their own energy tower power plants. In addition, they may be able to afford greater engineering expertise in the development and construction of power plants. This competition could result in competitors having energy tower technology or energy tower power plants of greater quality and interest to prospective investors who may finance additional development. This competition could adversely impact our ability to finance further development and to achieve the financing necessary for us to develop our energy tower technology and design, construct, own and operate an energy tower power plant.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of power plants in any jurisdiction which we would construct, own and operate an energy tower power plant.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our product or services.

FACILITIES

We currently do not own or rent any physical property, and do not own or rent any real property. Our current business address is 520 Pike Street, Suite 985, Seattle, Washington 98101, which is the same address as our registered agent and where we receive service of process. Our telephone number is (206) 407-3187.

Each of our officers and directors works on Company business from their respective home offices. Management believes the current arrangement is sufficient for its needs at this time. The Company intends to lease its own offices at such time as it has sufficient financing to do so.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus, and as such, there are no formal employment agreements between the company and any employees. Mr. Gibson currently devotes approximately 15 hours per week to company matters and after receiving funding, he plans to devote as much time as the Board of Directors determines is necessary to manage the affairs of the company. We conduct our business largely through consultants.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Ryan Gibson 520 Pike Street, Suite 985 Seattle, Washington 98101	30	President and Chief Executive Officer

Robert O’Leary 520 Pike Street, Suite 985 Seattle, Washington 98101	68	Chairman of the Board of Directors

Thomas E. Puzzo 520 Pike Street, Suite 985 Seattle, Washington 98101	41	Director and Secretary

Ryan Gibson serves as our President and Chief Executive Officer. Since August 2006, he has served as Chairman of the Board of Directors of CanAm Uranium Corp. (“CanAm”), whose shares of common stock are quoted on the Over-the-Counter Bulletin Board (“OTCBB”). From August 2006 until December 2007, Mr. Gibson served as President and Chief Executive Officer of CanAm. From October 2005 until June 2006, Mr. Gibson served as a Director of Vocalscape Networks, Inc., whose shares of common stock are also quoted on the OTCBB. Mr. Gibson has also served as a Director of Nevstar Precious Metals, a mining company whose shares of common stock are quoted on the Pink Sheets. Mr. Gibson has over 8 years experience in international business, mainly within Canada, the USA, and South Africa.

Robert O’Leary serves as our Chairman of the Board of Directors. Mr. O’Leary has approximately 45 years of business experience, of which more than 30 years were in senior management positions. During the past 25 year period Mr. O’Leary was founder, Chairman of the Board, President and Chief Executive Officer, of Centennial Holdings Inc., and four operating companies that developed and operated geothermal power plants and a geothermal field in Heber, California. The electric power produced from the geothermal power plants was provided to Southern California Edison under long-term power sales agreements. The initial geothermal power plant in the Heber field was the first commercial geothermal power plant constructed and operated in the United States.

Thomas E. Puzzo serves as a Director and as our Secretary. Mr. Puzzo is a practicing lawyer, based in Seattle, Washington, whose law practice focuses on securities regulation and corporate finance. Mr. Puzzo has represented numerous companies in raising capital via public and private offerings of debt and equity securities, and counseled public companies in connection with their ongoing reporting and other obligations. He has also represented underwriters in public offerings, broker-dealers in placing private offerings and venture capital funds and other investors in non-public investment transactions. Mr. Puzzo also has extensive experience in counseling public companies on maintaining compliance with Nasdaq, New York Stock Exchange and American Stock Exchange rules and Over-the-Counter Bulletin Board eligibility requirements. Additionally, Mr. Puzzo has represented established and emerging businesses with respect to intellectual property transfers and protection. Mr. Puzzo received his B.A. from the Evergreen State College in 1989. From 1989 to 1991, he attended the University of Leiden in The Netherlands, where he studied Philosophy and received a Propaedeutic Degree in Dutch. Mr. Puzzo received his J.D. from Seattle University in 1997.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Washington Business Corporation Act. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

SIGNIFICANT EMPLOYEES

We have no employees. Our President and Chief Executive Officer, Ryan Gibson, is an independent contractor to us and currently devotes approximately 15 hours per week to company matters. After receiving funding pursuant to our business plan Mr. Gibson intends to devote as much time as the Board of Directors deem necessary to manage the affairs of the company.

Mr. Gibson has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Mr. Gibson has not been convicted in any criminal proceeding (excluding traffic violations) nor is he subject of any currently pending criminal proceeding.

We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President and Chief Executive Officer and all other executive officers (collectively, the “Named Executive Officers”) from inception on June 2, 2008 until August 27, 2008:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Ryan Gibson, President and Chief Executive Officer	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Thomas E. Puzzo, Secretary	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

On June 23, 2008, a total of 1,000,000 shares of common stock were issued to Ryan Gibson in exchange for cash in the amount of $10 or $0.00001 per share. The terms of this stock issuance was as fair to the company, in the opinion of the board of directors, as if it could have been made with an unaffiliated third party.

On June 23, 2008, a total of 3,000,000 shares of common stock were issued to Thomas E. Puzzo in exchange for cash in the amount of $10 or $0.00001 per share, and 333,333 shares of Series A Preferred Stock were issued to Mr. Puzzo in exchange for cash in the amount of $0.33. The terms of this stock issuance was as fair to the company, in the opinion of the board of directors, as if it could have been made with an unaffiliated third party.

Mr. Gibson currently devotes approximately 15 hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of August 27, 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Robert O’Leary	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Thomas E. Puzzo	-0-	-0-	-0-	-0-	-0-	-0-	-0-

On June 23, 2008, a total of 6,000,000 shares of common stock were issued to Robert O’Leary in exchange for cash in the amount of $60 or $0.00001 per share, and 66,667 shares of Series A Preferred Stock were issued to Mr. O'Leary in exchange for cash in the amount of $0.67. The terms of this stock issuance was as fair to the company, in the opinion of the board of directors, as if it could have been made with an unaffiliated third party.

On June 23, 2008, a total of 3,000,000 shares of common stock were issued to Thomas E. Puzzo in exchange for cash in the amount of $10 or $0.00001 per share, and 33,333 shares of Series A Preferred Stock were issued to Mr. Puzzo in exchange for cash in the amount of $0.33. The terms of this stock issuance was as fair to the company, in the opinion of the board of directors, as if it could have been made with an unaffiliated third party.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ryan Gibson will not be paid for any underwriting services that he performs on our behalf with respect to this offering. Robert O’Leary will also not receive any interest on any funds that he may advance to us for expenses incurred prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On June 23, 2008, a total of 1,000,000 shares of common stock were issued to Ryan Gibson in exchange for cash in the amount of $10 or $0.00001 per share. The terms of this stock issuance was as fair to the company, in the opinion of the board of directors, as if it could have been made with an unaffiliated third party. All such shares are “restricted” securities, as that term is defined under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, and are held by Mr. Gibson, as an affiliate of the Company.

On June 23, 2008, a total of 6,000,000 shares of common stock were issued to Robert O’Leary in exchange for cash in the amount of $60 or $0.00001 per share, and 66,667 shares of Series A Preferred Stock were issued to Mr. O’Leary in exchange for cash in the amount of $0.67. The terms of this stock issuance was as fair to the company, in the opinion of the board of directors, as if it could have been made with an unaffiliated third party. All such shares are “restricted” securities, as that term is defined under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, and are held by Mr. O’Leary, as an affiliate of the Company.

On June 23, 2008, a total of 3,000,000 shares of common stock were issued to Thomas E. Puzzo in exchange for cash in the amount of $10 or $0.00001 per share, and 33,333 shares of Series A Preferred Stock were issued to Mr. Puzzo in exchange for cash in the amount of $0.33. The terms of this stock issuance was as fair to the company, in the opinion of the board of directors, as if it could have been made with an unaffiliated third party. All such shares are “restricted” securities, as that term is defined under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, and are held by Mr. Puzzo, as an affiliate of the Company. Mr. Puzzo also acts as counsel to Solar Energy Towers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 27, 2008 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Ryan Gibson 520 Pike Street, Suite 985 Seattle, Washington 98101	1,000,000 shares of common stock (direct)	10%

Common Stock	Robert O’Leary 520 Pike Street, Suite 985 Seattle, Washington 98101	6,000,000 shares of common stock (direct)	60%
Series A Preferred Stock		666,667 shares of Series A Preferred Stock (direct)	67%

Common Stock	Thomas E. Puzzo 520 Pike Street, Suite 985 Seattle, Washington 98101	3,000,000 shares of common stock (direct)	30%
Series A Preferred Stock		333,333 shares of Series A Preferred Stock (direct)	33%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on August 27, 2008. As of August 27, 2008, there were 10,000,000 shares of our common stock issued and outstanding, and 100,000 shares of Series A Preferred Stock issued and outstanding.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 300,000,000 shares of common stock, with no value, and 25,000,000 shares of “blank check” preferred stock, with no par value. As of August 27, 2008, there were 10,000,000 shares of our common stock issued and outstanding that were held three registered stockholders of record, and 100,000 shares of Series A Preferred Stock issued and outstanding that were held by two stockholders of record.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Washington for a more complete description of the rights and liabilities of holders of the Company’s securities.

SERIES A PREFERRED STOCK

The following is a summary of the material rights and restrictions associated with our Series A Preferred Stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Each share of Series A Preferred Stock is convertible on a one-for-one basis into common stock and has all of the voting rights that the holders of our common stock has and so long as any shares of Series A Preferred Stock are outstanding, Solar Energy Towers shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(1) amend our Articles of Incorporation or Bylaws;
(2) change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;
(3)  reclassify or recapitalize any outstanding equity securities, or authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities) having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;
(4) authorize or effect any transaction constituting a Liquidation Event (as defined in this subparagraph) under these Articles, or any other merger or consolidation of the Corporation. For purposes of these Articles, a “Deemed Liquidation” shall mean: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Corporation’s intellectual property); (B) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Corporation as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity (or its parent entity)), (C) authorize or effect any transaction liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, provided, however, that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, or (ii) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A Preferred Stock;

(5) increase or decrease the size of the Board of Directors as provided in the Bylaws of the Corporation or remove any of the Series A Directors (unless approved by the Board of Directors including the Series A Directors);
(6) declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors including the Series A Directors);
(7) redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Corporation has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors including the Series A Directors);
(8) amend any stock option plan of the Corporation, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;
(9) replace the President and/or Chief Executive Officer of the Corporation (unless approved by the Board of Directors including the Series A Directors); or
(10) transfer assets to any subsidiary or other affiliated entity.

ANTI-TAKEOVER LAW

Washington law contains provisions which could make our acquisition by a third party more difficult. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Solar Energy Towers, Inc., to first negotiate with us.

Chapter 19 of the Washington Business Corporation Act generally prohibits a “target corporation” from engaging in a “significant business transaction” with an “acquiring person,” which is defined as a person or group of persons, other than the target corporation or a subsidiary of the target corporation, who beneficially owns 10% or more of the outstanding voting of the target corporation, for a period of five years after such acquisition, unless the “significant business transaction” or the purchase of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time of acquisition. Prohibited “significant business transactions” include, among other things:

•	a merger or consolidation with, disposition of assets to or issuance or redemption of stock to or from the acquiring person;
•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or
•	allowing the acquiring person to receive any disproportionate benefits as a stockholder.

After the five-year period, a “significant business transaction” may occur, as long as it complies with the “fair market value” provisions of the statute. A corporation may not “opt out” of this statute.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. Within the next nine months, however, we anticipate doing so. Until such a time a transfer agent is retained, Solar Energy Towers will act as its own transfer agent.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Thomas E. Puzzo, the sole security holder of Law Offices of Thomas E. Puzzo, PLLC, who has rendered legal advice in connection with the preparation of this prospectus and rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus is an officer and director of Solar Energy Towers, as well as a holder of 3,000,000 shares of common stock, or 30% of the issued and outstanding shares of common stock of Solar Energy Towers, and 33,333 shares of Series A Preferred Stock, or 33% of the issued and outstanding shares of Series A Preferred Stock of Solar Energy Towers.

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person, with the exception of Thomas E. Puzzo, as disclosed in the prior paragraph, connected with Solar Energy Towers, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Offices of Thomas E. Puzzo, PLLC., has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Chang G. Park, CPA, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Chang G. Park, CPA, has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of Solar Energy Towers, Inc. for the period ended July 31, 2008, and related notes, included in this prospectus have been audited by Chang G. Park, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

SOLAR ENERGY TOWERS, INC.

Chang G. Park, CPA, Ph. D.
t 2667 CAMINO DEL RIO S. PLAZA B t SAN DIEGO t CALIFORNIA 92108-3707t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 433-2979
t E-MAIL changgpark@gmail.com t

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Solar Energy Towers, Inc.

We have audited the accompanying balance sheets of Solar Energy Towers, Inc. (A Development Stage “Company”) as of July 31, 2008 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from June 2, 2008 (inception) to July 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solar Energy Towers, Inc. as of July 31, 2008, and the result of its operations and its cash flows for the period from June 2, 2008 (inception) to July 31, 2008 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Chang Park
CHANG G. PARK, CPA

August 22, 2008
San Diego, CA.

SOLAR ENERGY TOWERS, INC.

FINANCIAL STATEMENTS

For the period from inception June 2, 2008 to July 31, 2008

Solar Energy Towers, Inc.
(A Development Stage Company)
BALANCE SHEET

As of July 31 2008
$
ASSETS
Current Assets
Cash	$101

TOTAL ASSETS	$101

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liability
Accounts payable	$0

Total Liability	$0

STOCKHOLDERS’ EQUITY

Common Stock, no par value 300,000,000 shares authorized, no par value 10,000,000 shares are issued and outstanding as of July 31, 2008	$100

Preferred Stock, no par value 25,000,000 shares authorized, no par value 100,000 shares of Series A Preferred Stock are issued and outstanding as of July 31, 2008	1

Retained Earnings

Total Stockholders’ Equity	$101
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$101

The accompanying notes are an integral part of these financial statements

Solar Energy Towers, Inc.
(A Development Stage Company)
STATEMENT OF OPERATIONS
For the period from inception June 2, 2008 to July 31, 2008

Date of inception June 2, 2008 to July 31, 2008

Revenue
Revenue	$0
Total Revenue	0

EXPENSES

Selling, general and administrative	0
Consulting services	0
Directors fees	0

Total expenses	0
Net Income (Loss)	$0

Basic and diluted earning (loss) per share	$(0.00)

Weighted average number of common shares outstanding	10,000,000

The accompanying notes are an integral part of these financial statements

Solar Energy Towers, Inc.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the period from inception June 2, 2008 to July 31, 2008

Date of inception June 2, 2008 to July 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net Income (Loss)	$0

Net cash provide by operating activities	0

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provide by investing activities	0

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	100
Issuance of Series A Preferred Stock	1

Net Cash provide by financial activities	101

Net increase (decrease) in cash	101

CASH AT BEGINNING OF PERIOD	0

CASH AT END OF PERIOD	$101

Supplement Disclosure of cash flow information

Interest	$0

Income Tax	0

The accompanying notes are an integral part of these financial statements

Solar Energy Towers, Inc.
STATEMENT OF STOCKHOLDERS’ EQUITY
(A Development Stage Company)
From the date of inception June 2, 2008 to July 31, 2008

	Preferred Stock		Common Stock		Additional	Accumulated	Total
					Paid-in	Deficit	Stockholders'
	Shares	Amount	Shares	Amount	Capital		Equity

Balance June 2, 2008	-	$-	-	$-	$-	$-	$-
Stock issued for cash on June 23, 2008 @$0.00001 per share		-	10,000,000	100	-	-	100
Stock issued for cash on June 23, 2008 @$0.000001	100,000	1					1

Net income July 1, 2008		-		-	-	-	-

Balance July 30, 2008	100,000	$1	10,000,000	$100	$-	$-	$101

The accompanying notes are an integral part of these financial statements

Solar Energy Towers, Inc.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
As of July 31, 2008

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Solar Energy Towers, Inc. (the “Company”) was organized in the jurisdiction of the State of Washington on June 2, 2008, and has a fiscal year end of March 31. The Company is in the development stage.

The Company’s authorized share capital consists of 300,000,000 shares of common stock, no par value per share, and 25,000,000 shares of preferred stock, no par value per share. At August 1, 2008, the Company has 10,000,000 shares of common stock issued and outstanding, and 100,000 shares of Preferred Stock, designated as “Series A Preferred Stock,” issued and outstanding.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management which is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of these financial statements.

Basic and diluted Net Income (Loss) Per Share
Net loss per share is provided in accordance Financial Accounting Standards No. 128 (FAS No. 128) “Earning Per Share”. Basic loss per share is computed by dividing losses available to common stockholders by the weighted-average number of common shares during the period. Diluted loss per share reflect the per share amount that would have resulted if dilutive common stock equivalents had been converted to common stock. No stock options were available or granted during the periods presented.

Dividend Policy
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception and it is unlikely that dividends will be paid in the foreseeable future.

Solar Energy Towers, Inc.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
As of July 31, 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
The company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

Estimates and Assumptions
Management used estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, disclosure of contingent asset and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Recent Accounting Pronouncements
The Company does not expect that the adoption of recent accounting pronouncements will have a material impact on its financial statements.

3. COMMON STOCK

On June 23, 2008, the Company issued 10,000,000 shares of common stock to three founders of the Company for aggregate consideration in cash of $100.

4. PREFERRED STOCK

On June 23, 2008, the Company issued 100,000 shares of Series A Preferred Stock to two of the three founders of the Company for aggregate consideration in cash of $1.00.

Each share of Series A Preferred Stock is convertible on a one-for-one basis into common stock and has all of the voting rights that the holders of the Company’s common stock has and so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(1) amend the Company’s Articles of Incorporation or Bylaws; change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

Solar Energy Towers, Inc.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
As of July 31, 2008

4. PREFERRED STOCK (Continued)

(2)  reclassify or recapitalize any outstanding equity securities, or authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities) having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;
(3) authorize or effect any transaction constituting a Liquidation Event (as defined in this subparagraph) under these Articles, or any other merger or consolidation of the Corporation. A “Deemed Liquidation” shall mean: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Corporation’s intellectual property); (B) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Corporation as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity (or its parent entity)), (C) authorize or effect any transaction liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, provided, however, that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, or (ii) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A Preferred Stock;
(4) increase or decrease the size of the Board of Directors as provided in the Bylaws of the Corporation or remove any of the Series A Directors (unless approved by the Board of Directors including the Series A Directors);
(5) declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors including the Series A Directors);
(6) redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Corporation has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors including the Series A Directors);
(7) amend any stock option plan of the Corporation, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;
(8) replace the President and/or Chief Executive Officer of the Corporation (unless approved by the Board of Directors including the Series A Directors); or
(9) transfer assets to any subsidiary or other affiliated entity.

Solar Energy Towers, Inc.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
As of July 31, 2008

5. STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following classes of capital stock as of July 31, 2008:

Common stock, no par value: 300,000,000 shares authorized; 10,000,000 shares issued and outstanding.

Preferred stock, no par value: 25,000,000 shares authorized; 100,000 Series A Preferred Stock shares issued and outstanding.

6. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from June 2, 2008 (date of inception) to July 31, 2008 and generated a net loss of $0. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company is currently in the development stage. The Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock or other securities in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. Robert O’Leary, the Chairman of the Board of Directors of the Company, has verbally committed to advancing certain operating costs of the Company.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes an S-1 registration statement with the U.S. Securities and Exchange Commission of 1,000,000 shares for sale at $.06 per share to raise capital of $60,000 to implement their business plan. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

[Back Page of Prospectus]

PROSPECTUS

1,000,000 SHARES OF COMMON STOCK

SOLAR ENERGY TOWERS, INC.

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2008, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses (1)	Amount
SEC Registration Fee	$2.36
Legal and Professional Fees	$0.00
Accounting and Auditing	$1,500.00
Printing of Prospectus	$500.00
TOTAL	$2,202.36

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Solar Energy Towers, Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards to her carrying out the duties of her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth in the Washington Business Corporations Act.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Solar Energy Towers, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On June 23, 2008, a total of 1,000,000 shares of common stock were offered and sold to Ryan Gibson, our President and Chief Executive Officer, in exchange for cash in the amount of $10 or $0.00001 per share. Solar Energy Towers made the offer and sale in reliance on the exclusion from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of the US, to a non-US person, and with no directed selling efforts in the US. No commission was paid in connection with the sale of any securities. No commission was paid in connection with the sale of the securities.

On June 23, 2008, a total of 6,000,000 shares of common stock were issued to Robert O’Leary in exchange for cash in the amount of $60 or $0.00001 per share, and 66,667 shares of Series A Preferred Stock were issued to Mr. O’Leary in exchange for cash in the amount of $0.67. Solar Energy Towers made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act on the basis that it was a private transaction with a director of Solar Energy Towers not involving any public offering. No commission was paid in connection with the sale of the securities.

On June 23, 2008, a total of 3,000,000 shares of common stock were issued to Thomas E. Puzzo in exchange for cash in the amount of $10 or $0.00001 per share, and 33,333 shares of Series A Preferred Stock were issued to Mr. Puzzo in exchange for cash in the amount of $0.33. Solar Energy Towers made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act on the basis that it was a private transaction with an officer and a director of Solar Energy Towers not involving any public offering. No commission was paid in connection with the sale of the securities.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
5.1	Opinion re: Legality and Consent of Counsel (1)
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of Chang G. Park, CPA

(1) Previously filed as an Exhibit to the registrant’s Form S-1, filed with the Securities and Exchange Commission on August 28, 2008.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424 (b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Seattle, Washington on September 2, 2008.

SOLAR ENERGY TOWERS, INC.

By:	/s/ Ryan Gibson
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Robert O’Leary
Robert O’Leary	Chairman of the Board of Directors	September 2, 2008

/s/ Thomas E. Puzzo
Thomas E. Puzzo	Secretary, principal financial officer, principal accounting officer and Director	September 2, 2008